Exhibit 10.2

Laser Photonic Corporation

Promissory Note

Issuance Date: September __, 2025	Principal Amount: [$2,111,111.12]

FOR VALUE RECEIVED, Laser Photonics Corporation, a Delaware corporation (hereinafter called the “Maker” or the “Company”), hereby promises to pay to the order of ________________, or its registered assigns (the “Holder”) the principal sum of Two Million One Hundred Eleven Thousand One Hundred Eleven and 12/100 United States Dollars ($2,111,111.12), the “Principal Amount”) pursuant to the terms of this Promissory Note (this “Note”). The aggregate consideration to the Maker for this Note is One Million Nine Hundred Thousand United States Dollars ($1,900,000.00) (the “Consideration”) in United States currency, due to original issuance discount of up to Two Hundred Eleven Thousand One Hundred Eleven and 12/100 ($211,111.12) (the “OID”).

The maturity date of this Note shall be December __2025 (the “Maturity Date”) and is the date upon which the Principal Amount shall be due and payable unless otherwise accelerated pursuant to the terms of this Note.

This Note may not be repaid in whole or in part except as otherwise explicitly set forth herein.

All payments under or pursuant to this Note shall be made in United States Dollars in immediately available funds to the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined) or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account designated in writing by Holder to the Maker.

1.1 Purchase Agreement. This Note has been executed and delivered pursuant to, and is one of the Notes issued pursuant to, the Note Purchase Agreement, dated as of September __, 2025 (as the same may be amended from time to time, the “Purchase Agreement”), by and among the Maker, the other “Investors” (as such term is defined in the Purchase Agreement) and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

1.2 Default Interest.

If any amount payable by Company under any Transaction Document is not paid when due, such amount shall thereafter bear interest at the Past Due Rate (as hereinafter defined) to the fullest extent permitted by applicable law. In addition, following any Event of Default, any Outstanding Principal Amount shall bear interest at the Past Due Rate. In either case, accrued and unpaid Interest or past due amounts (including interest on past due Interest) shall be due and payable on demand, at a rate per annum equal to eighteen percent (18%) accruing annually and computed on the basis of a 360-day year (the “Past Due Rate”), provided that, in no event shall the rate of interest hereunder exceed the maximum rate permitted by applicable law (the “Past Due Rate”).

1.3 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

1.4 Transfer. This Note may be transferred or sold, subject to the provisions of Section 5.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder.

1.5 Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

1.6 Use of Proceeds. The Maker shall use the proceeds of this Note as set forth in the Purchase Agreement.

1.7 Status of Note. The obligations of the Maker under this Note shall rank senior to all future Indebtedness and equity of the Company except that the obligations of the Maker under this Note shall rank (i) pari passu with all other Indebtedness owing to the other Investors under the other Notes (as such term is defined in the Purchase Agreement) (the “Other Notes”), and (ii) subordinate to the Agile Debt Obligations and the Hudson Debt Obligations until the same are repaid or otherwise satisfied. Upon any Liquidation Event (as hereinafter defined), but subject in all cases to the Purchase Agreement, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any Indebtedness of the Maker (other than Indebtedness in respect of the Other Notes or Indebtedness in respect of the Agile Debt Obligations and the Hudson Debt Obligations) or any class of shares of the Maker, an amount equal to the sum of the Outstanding Principal Amount. For purposes of this Note, “Liquidation Event” means a liquidation pursuant to a filing of a petition for bankruptcy under applicable law or any other insolvency or debtor’s relief, an assignment for the benefit of creditors, or a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Maker.

ARTICLE 2

2.1 Events of Default. An “Event of Default” under this Note shall mean the occurrence of any of the Events of Default defined in the Purchase Agreement, and any of the additional events described below (unless the Event of Default is waived in writing by the Requisite Holders):

(a) Any default in the payment of (i) the Principal Amount hereunder when due; or (ii) interest as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise);

(b) the Maker shall fail to observe or perform any other material covenant, condition or agreement contained in this Note or any Transaction Document;

(c) any representation or warranty made by the Maker or any of its Subsidiaries in the Purchase Agreement, this Note, or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made or deemed to be made;

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(d) the Maker or any of its Subsidiaries shall (A) default in any payment of any amount or amounts of principal of or interest (if any) on any Indebtedness (other than the Indebtedness hereunder), the aggregate principal amount of which Indebtedness is in excess of $50,000 (or its equivalent in the relevant currency of payment) or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, in each case, prior to the expiration of the grace period provided in such Indebtedness on the date of such Indebtedness;

(e) the Maker or any of its Significant Subsidiaries shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing;

(f) a proceeding or case shall be commenced in respect of the Maker or any of its Significant Subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Significant Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or any of its Significant Subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker or any of its Subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days;

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(g) one or more final judgments, settlements, or orders for the payment of money aggregating in excess of $50,000 (or its equivalent in the relevant currency of payment) are rendered against or entered into one or more of the Company and its Subsidiaries, where such judgment, settlement or order is not discharged or stayed within thirty (30) days;

(h) the Maker consummates a “going private” transaction and as a result shares of Common Stock are no longer registered under Sections 12(b) or 12(g) of the 1934 Act;

(i) there shall be any SEC or judicial stop trade order or trading suspension stop-order or any restriction in place with the transfer agent for the Common Stock restricting the trading of such Common Stock;

(j) the Depository Trust Company places any restrictions on transactions in the Common Stock or the Common Stock is no longer tradeable through the Depository Trust Company Fast Automated Securities Transfer program;

(k) the Maker shall fail to comply with the reporting requirements of the 1934 Act (including but not limited to becoming delinquent in its filings); and/or the Maker shall cease to be subject to the reporting requirements of the 1934 Act for a period of twenty (20) or more Business Days; or

(l) the occurrence of a Material Adverse Effect in respect of the Maker, or the Maker and its Subsidiaries taken as a whole which would reasonably be considered to substantially impair the ability of the Maker to satisfy its obligations in the Transaction Documents.

2.2 Remedies Upon an Event of Default. Upon the occurrence of any Event of Default that has not been remedied by the earlier of (i) two (2) Business Days after the Company’s receipt of written notice (the “Event of Default Notice”) from the Holder of such Event of Default, or (ii) ten (10) calendar days after the occurrence of such Event of Default, the Maker shall be obligated to pay to the Holder immediately the Mandatory Default Amount.

2.3 Prepayment Following a Change of Control.

(a) Mechanics of Prepayment at Option of Holder in Connection with a Change of Control. No later than fifteen (15) days following the entry by the Company into an agreement for a Change of Control, but in no event prior to the public announcement of such Change of Control, the Maker shall deliver written notice describing the entry into such agreement (“Notice of Change of Control”) to the Holder. Within fifteen (15) days after receipt of a Notice of Change of Control, the Requisite Holders (as defined in the Purchase Agreement) may require the Maker to prepay, effective immediately prior to the consummation of such Change of Control, an amount equal to the Mandatory Default Amount on such date (the “COC Repayment Price”), by delivering written notice thereof (“Notice of Prepayment at Option of Holder Upon Change of Control”) to the Maker.

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(b) Payment of COC Repayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Change of Control from the Holder, the Maker shall deliver the COC Repayment Price to the Holder immediately prior to the consummation of the Change of Control; provided that the Holder’s original Note shall have been so delivered to the Maker, and, provided, further that all payments shall be subject to the provisions of the Purchase Agreement with respect to the holders of the Other Notes.

ARTICLE 3

RESERVED

ARTICLE 4

4.1 Covenants. For so long as any Note is outstanding, without the prior written consent of the Holder:

(a) Compliance with Transaction Documents. The Maker shall, and shall cause its Subsidiaries to, comply with its obligations under this Note and the other Transaction Documents.

(b) Payment of Taxes, Etc. The Maker shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Maker and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Maker or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Maker and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(c) Corporate Existence. The Maker shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(d) Investment Company Act. The Maker shall conduct its businesses in a manner so that it will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

4.2 Set-Off. This Note shall be subject to the set-off provisions set forth in the Purchase Agreement.

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4.3 Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Maker covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Maker from paying all or a portion of the principal or interest, if any, on this Note.

ARTICLE 5

5.1 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for notice shall be as set forth in the Purchase Agreement.

5.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without reference to principles of conflict of laws or choice of laws. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

5.3 Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

5.4 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach would be inadequate. Therefore, the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

5.5 Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable and documented attorneys’ fees and expenses.

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5.6 Binding Effect; Assignment. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms herein. The Holder shall have the right to assign this Note hereunder without notice to or the consent of the Maker.

5.7 Amendments; Waivers. No provision of this Note may be waived or amended except in a written instrument signed by the Company and the Holder and approved by the Requisite Holders. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8 Jurisdiction; Venue. Any action, proceeding or claim arising out of, or relating in any way to this Note shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Holder irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

5.9 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

5.10 Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a) No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b) THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

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5.11 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Indebtedness” means: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) reserved; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Maker, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, other than trade debt and other accounts payable incurred in the ordinary course of business; (f) all synthetic leases; and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

(b) “Mandatory Default Amount” means an amount equal to 120% of the Outstanding Principal Amount, accrued interest and all other amounts owning in respective of this Note, which amount shall increase by five (5%) percent every thirty (30) days following the date of the Event of Default until this Note is satisfied in full.

(c) “Outstanding Principal Amount” means, at the time of determination, the Principal Amount outstanding after giving effect to any conversions or prepayments pursuant to the terms hereof.

(d) “Significant Subsidiary” means any Subsidiary of the Company that constitutes, or any group of Subsidiaries of the Company that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the 1934 Act) of the Company.

(e) “Trading Day” means a day on which the Common Stock are traded on a Trading Market.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its duly authorized officer as of the date first above indicated.

Laser Photonics Corporation

By:
Name:
Title: